CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2016 relating to the financial statements and financial highlights which appear in the October 31, 2016 annual reports to shareholders of Invesco All Cap Market Neutral Fund, Invesco Developing Markets Fund, Invesco Emerging Market Equity Fund, Invesco Endeavor Fund, Invesco Global Health Care Fund, Invesco Global Infrastructure Fund, Invesco Global Market Neutral Fund, Invesco Greater China Fund, Invesco Long/Short Equity Fund, Invesco Low Volatility Emerging Markets Fund, Invesco Pacific Growth Fund, Invesco Select Companies Fund, Invesco Multi-Asset Income Fund, Invesco World Bond Fund (formerly, Invesco International Total Return Fund), Invesco Emerging Markets Flexible Bond Fund, Invesco MLP Fund, Invesco Balanced-Risk Allocation Fund, Invesco Balanced-Risk Commodity Strategy Fund, Invesco Macro Allocation Strategy Fund and Invesco Global Targeted Returns Fund, (the portfolios constituting the AIM Investment Funds (Invesco Investment Funds)), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Statements”, “Financial Highlights” and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 23, 2017